Exhibit 5.1

ATTORNEYS AT LAW
May 27, 2025 Board of Directors Bitmine Immersion Technologies, Inc. 10845 Griffith Peak Dr., #2 Las Vegas, Nevada 89135 Re: Registration Statement No. 333-284361

Michael J. FitzGerald*

Eoin L. Kreditor*

Lynne Bolduc

Robert C. Risbrough

George Vausher, LLM, CPA‡

David M. Lawrence

Brook John Changala

Natalie F. Foti

Pfrancez C. Quijano

William Allen Miller

Litao Zhou

Ikechukwu (Ike) Ubaka

Elsie L. Secoquian

David A. Kelly†

William R. Mitchell†

Kelly P Pfeiffer†

Deborah M. Rosenthal†

Maria M. Rullo†

Paul J. Sievers

Ladies and Gentlemen:

We have acted as counsel to Bitmine Immersion Technologies, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of: (i) up to 1,875,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”); (ii) up to 281,250 additional shares of Common Stock (the “Over-Allotment Shares”) for which the underwriters have been granted an over-allotment option; (iii) underwriter’s warrants to purchase up to a number of shares of Common Stock equal to 5% of the number of Shares sold pursuant to the Registration Statement, at a per share exercise price equal to 125% of the public offering price per share (the “Representative’s Warrants”), and (iv) all shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Warrant Shares”).

The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on January 21, 2025, as amended (Registration No. 333-284361) (the “Registration Statement”). The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

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As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Delaware General Corporation Law of the State of Delaware and federal laws of the United States and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Securities shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in total numbers that do not exceed the total number of securities available under the Company’s certificate of incorporation and in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Securities will have been duly authorized by all necessary corporate action of the Company, and the Securities will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ FitzGerald Kreditor Bolduc Risbrough LLP

FitzGerald Kreditor Bolduc Risbrough LLP

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